EXHIBIT 10.1

================================================================================

                                      [Published CUSIP Number: ________________]

                   SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

                           Dated as of August 13, 2004

                                      among

                              WCI COMMUNITIES, INC.
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender,
                                       and
                                 an L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                              WACHOVIA BANK, N.A.,
                              as Syndication Agent

                                       and

                 KEYBANK NATIONAL ASSOCIATION AND BANK ONE, NA,
                           as Co-Documentation Agents

                                       and

               BANC OF AMERICA SECURITIES LLC AND WACHOVIA CAPITAL
                                 MARKETS, LLC,
                 as Joint Lead Arrangers and Joint Book Managers

================================================================================

EXHIBIT 10.1

                                TABLE OF CONTENTS

Section                                                                               Page
-------                                                                               ----
ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS.....................................    1
      1.01     Defined Terms........................................................    1
      1.02     Other Interpretive Provisions........................................   30
      1.03     Accounting Terms.....................................................   31
      1.04     Rounding.............................................................   31
      1.05     Times of Day.........................................................   31
      1.06     Letter of Credit Amounts.............................................   31

ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS................................   32
      2.01     Committed Loans......................................................   32
      2.02     Borrowings, Conversions and Continuations of Committed Loans.........   32
      2.03     Letters of Credit....................................................   34
      2.04     Swing Line Loans.....................................................   43
      2.05     Prepayments..........................................................   45
      2.06     Termination or Reduction of Commitments..............................   46
      2.07     Repayment of Loans...................................................   46
      2.08     Interest.............................................................   47
      2.09     Fees.................................................................   47
      2.10     Computation of Interest and Fees.....................................   48
      2.11     Evidence of Debt.....................................................   48
      2.12     Payments Generally; Administrative Agent's Clawback..................   49
      2.13     Sharing of Payments by Lenders.......................................   50
      2.14     Extension of Maturity Date...........................................   51
      2.15     Increase in Commitments..............................................   53

ARTICLE III.   TAXES, YIELD PROTECTION AND ILLEGALITY...............................   54
      3.01     Taxes................................................................   54
      3.02     Illegality...........................................................   56
      3.03     Inability to Determine Rates.........................................   56
      3.04     Increased Costs; Reserves on Eurodollar Rate Loans...................   56
      3.05     Compensation for Losses..............................................   58
      3.06     Mitigation Obligations; Replacement of Lenders.......................   59
      3.07     Survival.............................................................   59

ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS............................   59
      4.01     Conditions of Initial Credit Extension...............................   59
      4.02     Conditions to all Credit Extensions..................................   61

ARTICLE V.     REPRESENTATIONS AND WARRANTIES.......................................   62
      5.01     Existence, Qualification and Power; Compliance with Laws.............   62
      5.02     Authorization; No Contravention......................................   62
      5.03     Governmental Authorization; Other Consents...........................   62
      5.04     Binding Effect.......................................................   62
      5.05     Financial Statements; No Material Adverse Effect; Solvency...........   62
      5.06     Litigation...........................................................   63
      5.07     No Default...........................................................   63
      5.08     Ownership of Property; Liens.........................................   63
      5.09     Secured Indebtedness.................................................   64

EXHIBIT 10.1

5.10  INSURANCE.....................................................................   64
      5.11     Taxes................................................................   64
      5.12     ERISA Compliance.....................................................   64
      5.13     Subsidiaries; Joint Ventures.........................................   64
      5.14     Margin Regulations; Investment Company Act; Public Utility Holding
               Company Act..........................................................   65
      5.15     Disclosure...........................................................   65
      5.16     Compliance with Laws.................................................   65
      5.17     Compliance with Environmental Laws...................................   66
      5.18     Loans as Senior Indebtedness.........................................   67
      5.19     Laws Pertaining to Land Sales........................................   67
      5.20     Fiscal Year..........................................................   67
      5.21     Common Enterprise and Consideration..................................   67

ARTICLE VI.    AFFIRMATIVE COVENANTS................................................   67
      6.01     Financial Statements and Other Reports...............................   67
      6.02     Certificates; Other Information......................................   68
      6.03     Notices..............................................................   70
      6.04     Payment of Obligations...............................................   71
      6.05     Preservation of Existence, Etc.......................................   71
      6.06     Maintenance of Properties............................................   71
      6.07     Maintenance of Insurance.............................................   72
      6.08     Compliance with Laws.................................................   72
      6.09     Books and Records....................................................   72
      6.10     Inspection Rights....................................................   72
      6.11     Use of Proceeds......................................................   72
      6.12     Additional Guarantors................................................   73
      6.13     Intangible, Recording and Stamp Tax..................................   73
      6.14     Further Assurances...................................................   73

ARTICLE VII.   NEGATIVE COVENANTS...................................................   73
      7.01     Permitted Secured Indebtedness.......................................   73
      7.02     Permitted Liens......................................................   74
      7.03     Investments..........................................................   75
      7.04     Fundamental Changes..................................................   77
      7.05     Acquisitions.........................................................   77
      7.06     Transactions with Affiliates.........................................   78
      7.07     Senior Subordinated Notes and Subordinated Indebtedness..............   78
      7.08     Senior Notes.........................................................   79
      7.09     Permitted Distributions..............................................   80
      7.10     Change in Nature of Business.........................................   80
      7.11     Use of Proceeds......................................................   80
      7.12     No Other Negative Pledge.............................................   80
      7.13     Senior Unsecured Debt................................................   80
      7.14     Minimum Adjusted Tangible Net Worth..................................   81
      7.15     Leverage Ratio.......................................................   81
      7.16     EBITDA to Fixed Charges..............................................   81
      7.17     Unsold Units or Tower Unsold Units in Production.....................   81

ARTICLE VIII.  BORROWING BASE AND FINANCING TOWER CONSTRUCTION PROJECTS.............   81
      8.01     Borrowing Base.......................................................   81

EXHIBIT 10.1

      8.02     Commencement and Financing of Tower Construction Projects............   82

ARTICLE IX.     EVENTS OF DEFAULT AND REMEDIES......................................   84
      9.01     Events of Default....................................................   84
      9.02     Remedies Upon Event of Default.......................................   86
      9.03     Application of Funds.................................................   87

ARTICLE X.     ADMINISTRATIVE AGENT.................................................   88
     10.01     Appointment and Authority............................................   88
     10.02     Rights as a Lender...................................................   88
     10.03     Exculpatory Provisions...............................................   88
     10.04     Reliance by Administrative Agent.....................................   89
     10.05     Delegation of Duties.................................................   89
     10.06     Resignation of Administrative Agent..................................   89
     10.07     Non-Reliance on Administrative Agent and Other Lenders...............   90
     10.08     No Other Duties, Etc.................................................   91
     10.09     Administrative Agent May File Proofs of Claim........................   91
     10.10     Guaranty Matters.....................................................   91

ARTICLE XI.    MISCELLANEOUS........................................................   92
     11.01     Amendments, Etc......................................................   92
     11.02     Notices; Effectiveness; Electronic Communication.....................   93
     11.03     No Waiver; Cumulative Remedies.......................................   95
     11.04     Expenses; Indemnity; Damage Waiver...................................   95
     11.05     Payments Set Aside...................................................   97
     11.06     Successors and Assigns...............................................   97
     11.07     Treatment of Certain Information; Confidentiality....................  100
     11.08     Right of Setoff......................................................  101
     11.09     Interest Rate Limitation.............................................  101
     11.10     Counterparts; Integration; Effectiveness.............................  102
     11.11     Survival of Representations and Warranties...........................  102
     11.12     Severability.........................................................  102
     11.13     Replacement of Lenders...............................................  102
     11.14     Governing Law; Jurisdiction; Etc.....................................  103
     11.15     Waiver of Jury Trial.................................................  104
     11.16     USA PATRIOT Act Notice...............................................  104
     11.17     Time of the Essence..................................................  104
     11.18     TERMINATION OF EXISTING CREDIT AGREEMENT.............................  105

     SIGNATURES.....................................................................  S-1

EXHIBIT 10.1

SCHEDULES

    1.04     Permitted Mortgages
    2.01     Commitments and Applicable Percentages
    2.03     Existing Letters of Credit
    5.06     Litigation
    5.13     Subsidiaries; Joint Ventures; Excluded Subsidiaries
    11.02    Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

             Form of

    A        Committed Loan Notice
    B        Swing Line Loan Notice
    C        Note
    D        Borrowing Base Report
    E        Compliance Certificate
    F        Assignment and Assumption
    G        Unconditional Guaranty

EXHIBIT 10.1

                   SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

THIS SENIOR UNSECURED REVOLVING CREDIT AGREEMENT ("Agreement") is entered into as of August 13, 2004, among WCI COMMUNITIES, INC., a Delaware corporation ("Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

      Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS.

      As used in this Agreement, the following terms shall have the meanings set forth below:

      "Adjusted Project Costs" means the Project Costs less Required Equity Funds and Escrow Deposits used in construction.

      "Adjusted Tangible Net Worth" means, as of any date, the Tangible Net Worth plus the least of (a) fifty percent (50%) of the outstanding balance of the Senior Subordinated Notes, (b) $150,000,000, and (c) twenty percent (20%) of Tangible Net Worth.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify to Borrower and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Senior Unsecured Revolving Credit Agreement.

EXHIBIT 10.1

      "Amenities" means, collectively, the golf courses, marinas, clubhouses, and swimming, tennis and other recreational facilities owned and operated by any member of the Consolidated Group.

      "Applicable Percentage" means with respect to any Lender as of any date, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of any L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, at the time of determination thereof, a percentage per annum determined by the Pricing Level in effect on such date as shown below:

                         Senior     Eurodollar              Performance  Financial
Pricing     Leverage    Unsecured   Rate /Swing              Letter of   Letter of
 Level        Ratio    Debt Rating   Line Rate   Base Rate   Credit Fee  Credit Fee  Unused Fee
-------  ------------  -----------  ----------   ---------  -----------  ----------  ----------
   1         N/A        BBB-/Baa3      1.00%       0.00%       1.00%       1.00%        0.20%
                        or better

   2     Less than or      N/A         1.05%       0.00%       1.05%       1.05%        0.25%
           equal to
             1.0:1

   3       Greater         N/A         1.25%       0.00%       1.25%       1.25%       0.275%
          than 1.0:1
           but less
           than or
           equal to
            1.25:1

   4       Greater         N/A         1.50%       0.00%       1.25%       1.50%       0.275%
            than
           1.25:1
          but less
           than or
          equal to
           1.75:1

   5       Greater         N/A         1.75%       0.00%       1.50%       1.75%        0.30%
            than
           1.75:1
          but less
           than or
           equal to
            2.0:1

   6       Greater         N/A         2.00%       0.00%       1.75%       2.00%        0.35%
          than 2.0:1

Initially, the Applicable Rate shall be set at Level 4. Upon delivery of the Compliance Certificate pursuant to Section 6.02, after the end of each fiscal quarter (commencing with the Compliance Certificate delivered for the fiscal quarter ending June 30, 2004), the Applicable Rate shall automatically be adjusted to the rate corresponding to the Leverage Ratio set forth in the table above, such automatic adjustment to take effect on the last day that the Compliance Certificate was required to be delivered, and shall remain in effect until subsequently adjusted in

EXHIBIT 10.1

accordance herewith upon the delivery of each such subsequent Compliance Certificate. If Borrower fails to deliver such Compliance Certificate with respect to any fiscal quarter within the period of time required by Section 6.02, then the Applicable Rate shall automatically be adjusted to that set forth in Level 6 as of the first (1st) Business Day after the date on which such Compliance Certificate was required to be delivered until Borrower delivers such Compliance Certificate with respect to such fiscal quarter. Notwithstanding the foregoing, (a) for so long as Borrower maintains an Investment Grade Rating, the Applicable Rate as of any date of determination thereof shall be set at Level 1, and (b) at all times while an Event of Default exists, the Applicable Rate shall be set at Level 6. In the event that the Debt Ratings are not equivalent, the Applicable Rate shall be based on the two (2) highest Debt Ratings. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by Borrower to Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      "Arrangers" means each of BAS and WCM, each in its capacity as joint lead arranger and as a joint book manager.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by Administrative Agent, in substantially the form of Exhibit F or any other form approved by Administrative Agent.

      "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of any L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

      "Available Loan Commitment" means, as of any date, an amount equal to (a) if Borrower has an Investment Grade Rating, the Aggregate Commitments, or (b) if Borrower does not have an Investment Grade Rating, then the lesser of (i) the Borrowing Base Availability and (ii) the Aggregate Commitments.

      "Bank of America" means Bank of America, N.A. and its successors.

      "BAS" means Banc of America Securities LLC and its successors.

EXHIBIT 10.1

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "Borrowing Base" means, as of any date of determination, the sum of the following assets which shall not be encumbered by any Lien, except for Customary Permitted Liens and as provided in subparagraph (k) below:

      (a) Unrestricted Cash. One hundred percent (100%) of Unrestricted Cash in excess of $20,000,000, provided that the maximum amount of availability includable in the Borrowing Base for Unrestricted Cash shall be $300,000,000; plus

      (b) Tower Construction Projects. With respect to a Tower Construction Project owned by a Loan Party and financed under this Agreement, one hundred percent (100%) of the Adjusted Project Costs incurred by such Loan Party with respect thereto, provided that the Adjusted Project Costs shall be excluded from computation in the Borrowing Base under this subparagraph (b) on the date which is ninety (90) days from the Tower Completion Date for such Tower Construction Project; furthermore, the maximum amount of availability includable in the Borrowing Base amount under this subparagraph (b) shall not exceed eighty percent (80%) of the Project Costs for such Tower Construction Project; plus

      (c) Sold Units. With respect to Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed), ninety-five percent (95%) of the difference between (x) the Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to each such Housing Purchase Contract which may be applied to the Unit Costs; plus

      (d) Unsold Units. With respect to Unsold Units owned by a Loan Party, eighty percent (80%) of the Unit Costs incurred by a Loan Party with respect thereto; provided that Unsold Units shall be excluded from computation in the Borrowing Base under this subparagraph (d) on and after that date which is one
(1) year from the date of the issuance of a certificate of occupancy for each such Unsold Unit; plus

EXHIBIT 10.1

      (e) Sold (but not closed) Tower Units. With respect to Tower Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed) and as to which ninety (90) days have elapsed from the Tower Completion Date, seventy-five percent (75%) of the difference between (x) the Tower Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to each such Housing Purchase Contract which may be applied to the Tower Unit Costs; provided that the such Tower Units shall be excluded from computation in the Borrowing Base under this subparagraph (e) on the date which is one hundred and eighty (180) days from the Tower Completion Date for such Tower Units; furthermore, the maximum amount of availability includable in the Borrowing Base amount under this subparagraph (e) shall not exceed seventy five percent (75%) of the sales price under the Housing Purchase Contracts; plus

      (f) Finished Land Inventory. Seventy-five percent (75%) of Finished Land Inventory Book Value owned by a Loan Party; provided that there shall be excluded from this subparagraph (f) Developed Lots that are included within the Borrowing Base under any other category set forth herein and that the maximum amount of availability includable in the Borrowing Base for Developed Parcels shall not exceed thirty (30%) of the Borrowing Base; plus

      (g) Amenities. With respect to Amenities owned by a Loan Party and operated as Equity Clubs and Non-Equity Clubs, seventy-five percent (75%) of the difference of the actual cost of the Amenities less the portion of such costs allocated on a pro rata basis to sold memberships and sold marina slips; and with respect to Operating Amenities, seventy-five percent (75%) of the cost basis thereof; plus

      (h) Land Development Work in Process. With respect to improvements made by a Loan Party to Developable Land not covered by (c), (d), or (f) above, sixty-five percent (65%) of the Developed Lot Costs and the Developed Parcel Costs of improvements made by a Loan Party to such Developable Land and Developed Parcels and sixty-five percent (65%) of the Developable Land Book Value of the Developable Land subject to such improvements; plus

      (i) Eligible Joint Ventures and Eligible Excluded Subsidiaries. Sixty-five percent (65%) of the amount of the Investment of a Loan Party in an Eligible Joint Venture or an Eligible Excluded Subsidiary for which Borrower has provided to Administrative Agent evidence satisfactory to Administrative Agent of the amount of such Investment; provided that the maximum amount of availability includable in the Borrowing Base under this category shall be $50,000,000; plus

      (j) Tower Unsold Units. (i) With respect to Tower Unsold Units and as to which ninety (90) days have elapsed from the Tower Completion Date fifty percent (50%) of the Tower Unit Costs incurred by a Loan Party with respect thereto, and
(ii) with respect to Tower Units owned by a Loan Party subject to Housing Purchase Contracts (but not yet closed) and as to which one hundred and eighty
(180) days have elapsed from the Tower Completion Date, fifty percent (50%) of the difference between (x) the Tower Unit Costs incurred by a Loan Party with respect thereto and (y) the aggregate amount of all Customer Deposit Liabilities held pursuant to

EXHIBIT 10.1

each such Housing Purchase Contract which may be applied to the Tower Unit Costs; provided that the such Tower Unsold Units and such Tower Units shall be excluded from computation in the Borrowing Base under this subparagraph (j) on and after that date which is one (1) year from the Tower Completion Date for such Tower Unsold Units and such Tower Units, as applicable; plus

      (k) Unimproved Developable Land. With respect to Developable Land owned by a Loan Party where improvements have not commenced and which is not covered by any other category in the Borrowing Base, thirty-five (35%) of the difference of
(i) Developable Land Book Value minus (ii) the amount of CDD Obligations and Permitted Mortgages applicable to such Developable Land; provided that the maximum amount of availability includable in the Borrowing Base amount under this category shall not exceed ten percent (10%) of the Borrowing Base;

provided, however, that:

            (i) the cost basis for any Borrowing Base asset shall not exceed its net realizable value determined in accordance with GAAP and with respect to any Borrowing Base category (other than (i) above) on a Project basis as to such category and as to (i) above on an asset by asset basis;

            (ii) for purposes of the cost calculations in the Borrowing Base, capitalized costs such as interest expenses and Taxes shall be included and capitalized cost such as corporate general and administrative costs and marketing costs shall be excluded;

            (iii) the portion of the Borrowing Base attributable to Tower Construction Projects financed under this Agreement shall not at any time exceed $100,000,000;

            (iv) the portion of the Borrowing Base attributable to any single Tower Construction Project financed under this Agreement shall not at any time exceed ten percent (10%) of the total amount of the Borrowing Base; and

            (v) Tower Construction Projects, Tower Units and Tower Unsold Units owned by a Loan Party and financed by Tower Construction Loans shall not be included in the Borrowing Base until such time as they are no longer subject to any Liens (other than Customary Permitted Liens).

      "Borrowing Base Availability" means, as of any date, the sum of (a) the Borrowing Base minus (b) all Senior Unsecured Debt (other than under this Agreement).

      "Borrowing Base Report" means a report with respect to the Borrowing Base in the form attached hereto as Exhibit D.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate

EXHIBIT 10.1

Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "CDD" means any Community Development District applicable to any of the Properties.

      "CDD Obligations" means the obligations of a Property Owner incurred with respect to Community Development Districts and which are reflected as a liability on the balance sheet of Borrower as required by GAAP.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Principal becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

      (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

EXHIBIT 10.1

      (c) any Person other than a Principal or two (2) or more Persons other than Principals acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities; or

      (d) for any reason a "change in control" or similar event shall occur as provided in any agreement governing any Senior Notes, any Senior Subordinated Notes, or any Subordinated Debt.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 11.01.

      "Clubs" means, collectively, Equity Clubs and Non-Equity Clubs.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

      "Consolidated Group" means, collectively, Borrower and its Subsidiaries.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

EXHIBIT 10.1

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Core Businesses" means the business of planning, designing, engineering, developing, constructing, marketing, selling, financing, managing and operating real estate including business and commercial projects, office buildings, residential subdivisions, condominiums (including low-, mid- and high-rise condominiums), villa developments, single family residences, timeshares, hotels, and related amenity improvements, which include golf clubs, marinas, tennis facilities, and restaurants. In connection with the activities described above, the Consolidated Group engages in planning, designing and engineering, land development, construction/home building, marketing, real estate sales and brokerage, mortgage brokerage and finance, title insurance, property management, management of homeowner/condominium associations, fee based property development and construction management services, real estate franchise brokerage business and the operation of golf clubs, restaurants, marinas, conservation areas, rest areas, hotels and health care facilities. The Consolidated Group may also engage in various service business activities ancillary to and consistent with its ownership and operation of real estate, such as pest control and security services.

      "Credit Extension" means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

      "Customary Closing Costs" means the reasonable and customary closing costs and commissions paid for at the time of the closing of the sale of the Tower Units, not to exceed in the aggregate six percent (6%) of the gross sales price of each such Tower Unit.

      "Customary Permitted Liens" means the Liens permitted hereunder pursuant to Sections 7.02(a), (b), (c), (e), (f), (g), (h) and (j).

      "Customer Deposit Liabilities" means collectively, the escrow deposits, down payments or earnest money deposited by purchasers pursuant to Housing Purchase Contracts.

      "Daily Floating Eurodollar Rate" means, as of any date, the rate per annum at which Administrative Agent would offer to other major banks in the London interbank market two (2) Business Days prior to such date, as adjusted from time to time in Administrative Agent's sole discretion for then applicable reserve requirements, deposit insurance assessment rates, and other regulatory costs.

      "Debt Rating" means, as of any date of determination, by a Rating Agency,
(a) the rating of the Obligations under this Agreement, or (b) if such Rating Agency does not publicly announce the rating described in clause (a) above, such Rating Agency's rating of Borrower's non-credit-enhanced, senior unsecured long-term debt, or (c) if such Rating Agency does not

EXHIBIT 10.1

publicly announce either of the ratings described in clauses (a) or (b) above, such Rating Agency's publicly announced corporate rating of Borrower.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) four percent (4%) per annum; provided, however, that with respect to a Eurodollar Rate Loan and a Swing Line Rate, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus four percent (4%) per annum, and (b) when used with respect to the Letter of Credit Fees, a rate equal to the Applicable Rate plus four percent (4%) per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Developable Land" means all Properties (a) on which residential property and other property directly related to, or in conjunction with, such residential property may be constructed or developed as part of, and consistent with, the Core Business and under applicable Laws, including without limitation, the construction of Tower Units, Units, Developed Parcels and Developed Lots, (b) for which the intended use for the applicable Project is permissible under the applicable regional plan, development agreement or applicable zoning, all of which have vested status, and (c) the environmental or regional impact report for the intended use, if required, is vested, but specifically excluding any land on which a Property Owner and Administrative Agent reasonably agree that development is restricted under federal or state wetlands protection or other Environmental Laws.

      "Developable Land Book Value" means the acquisition cost of a parcel of Developable Land.

      "Developed Lots" means each of the platted subdivided lots and the Horizontal Improvements thereon located on Developable Land and which, under applicable Laws, may be utilized as the site for a Unit, Tower Units or multi-family facility including specifically those lots (a) that are ready for construction of a Unit, Tower Units or multi-family facility and for

EXHIBIT 10.1

which a building permit would then be issued to a Property Owner if applied for,
(b) with construction of Units or Tower Units underway thereon or (c) with fully constructed Units or Tower Units situated thereon, but excluding lots under development that are not yet ready for construction of Units or Tower Units thereon.

      "Developed Lot Book Value" means the cost of each Developed Lot determined by allocating the acquisition cost and Developed Lot Costs of each Project (or parcel of land located therein) among the lots and other land (such as commercial, industrial, Amenities, etc.) located therein, which allocation shall exclude any marketing and corporate general and administrative expenses.

      "Developed Lot Costs" means the amount of actual costs incurred by a Property Owner in connection with the development of Developable Land and Developed Lot, but excluding therefrom: (a) costs incurred for the construction of Units or Tower Units and (b) marketing, corporate general and administrative costs and other costs not directly attributable to design, site improvement, and construction of infrastructure on Developable Land and Developed Lots.

      "Developed Parcels" means properties zoned either PUD, residential or commercial and on which all Horizontal Improvements have been completed in sufficient capacity to service the permitted use and density for such Developed Parcel under applicable zoning and in accordance with requirements of Governmental Authority.

      "Developed Parcel Book Value" means the sum of the Developed Parcel Costs attributable to such Developed Parcel plus the cost of each Developed Parcel determined by allocating the acquisition cost and land development costs of each Project among the Developed Parcel and the other property included from time to time in the Project, which allocation shall exclude any marketing and corporate general and administrative expenses.

      "Developed Parcel Costs" means the amount of actual costs incurred by a Property Owner in connection with the development of Developed Parcels (including Horizontal Improvements).

      "Direct Costs" means with respect to the construction of any condominium development, the book value of the land plus the actual or projected costs of personal property, and all labor, materials, fixtures, machinery and equipment required to construct, equip and complete the improvements in accordance with the plans and specifications therefor.

      "Distribution" means any of the following: (a) the payment by any Person of any distributions or other payments to its shareholders, partners, members or other equity interest holders; (b) the declaration or payment of any dividend on or in respect of shares of any class of capital stock of, or partnership, membership or other equity interest in, any Person; (c) the purchase or other retirement of any shares of any class of capital stock of, or partnership, membership or equity interest in, any Person, directly or indirectly through a Subsidiary or otherwise; (d) the return of capital by any Person to its shareholders, partners, members or other equity interest holders; and (e) any other payment on or in respect of any shares of any class of capital stock of, or partnership, membership or other equity interest in, any Person.

EXHIBIT 10.1

      "Dollar" and "$" mean lawful money of the United States.

      "EBITDA" means, for any period, on a consolidated basis for Borrower and its subsidiaries, as determined by GAAP, the sum of the amounts for such period of (a) Net Income, plus (b) charges against income for foreign, federal, state and local taxes, plus (c) Interest Expense, plus (d) depreciation, plus (e) amortization expenses, including, without limitation, amortization of goodwill and other intangible assets and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or exceeds the amount of such accrual or reserved expense in the current period) and amortization of deferred compensation expense, plus (f) extraordinary losses, minus (g) extraordinary gains minus (h) non-cash items increasing such Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, determined in accordance with GAAP.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and
(c) any other Person (other than a natural person) approved by (i) Administrative Agent, each L/C Issuer and Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include (A) Borrower or any of Borrower's Affiliates or Subsidiaries or (B) any other Person that conducts (or is an Affiliate of a Person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of Borrower.

      "Eligible Excluded Subsidiary" means an Excluded Subsidiary (other than any not-for-profit golf clubs and common interest realty associations owned by any member of the Consolidated Group) which meets all of the following criteria:
(a) the Excluded Subsidiary is the owner of an asset which qualifies for inclusion in the Borrowing Base and is consistent with the Core Businesses; (b) the interest of the member of the Consolidated Group in the Excluded Subsidiary is unencumbered by any Lien; (c) all of the assets of the Excluded Subsidiary are unencumbered by any Lien (excluding Customary Permitted Liens); and (d) the member of the Consolidated Group holding the interest in the Excluded Subsidiary has satisfied such other requirements as Administrative Agent may require to permit the inclusion of the investment in such Excluded Subsidiary in the Borrowing Base.

      "Eligible Joint Venture" means a Joint Venture which meets all of the following criteria: (a) the Joint Venture is the owner of an asset which qualifies for inclusion in the Borrowing Base and is consistent with the Core Businesses; (b) the interest of the member of the Consolidated Group in the Joint Venture is unencumbered by any Lien; (c) all of the assets of the Joint Venture are unencumbered (excluding Customary Permitted Liens); (d) the member of the Consolidated Group holding the interest in the Joint Venture has satisfied such other requirements as Administrative Agent may require to permit the inclusion of the investment in such Joint Venture in the Borrowing Base; and
(e) no member of the Consolidated Group has received notice that an event of default exists with respect to such Joint Venture by any of the members of the Consolidated Group.

EXHIBIT 10.1

      "Eligible Participant" means any other Person (other than a natural person); provided that notwithstanding the foregoing, "Eligible Participant" shall not include (a) Borrower or any of Borrower's Affiliates or Subsidiaries or (b) or any other Person that conducts (or is an Affiliate of a Person that conducts) any businesses that are substantially similar to any of the Core Businesses and would reasonably be deemed to be a competitor of Borrower.

      "Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Clubs" means Amenities in which the members hold an equity ownership stake.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

EXHIBIT 10.1

      "Escrow Deposits" means all earnest money, escrow deposits, additional deposits, or good faith deposits required from the purchasers under Housing Purchase Contracts.

      "Eurodollar Rate" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

      "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 9.01.

      "Excluded Subsidiaries" means (a) the Subsidiaries set forth on Schedule
5.13 as of the Closing Date, and (b) any other Subsidiary designated from time to time by Borrower subject to the terms of this Agreement.

      "Excluded Taxes" means, with respect to Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a).

EXHIBIT 10.1

      "Existing Credit Agreement" means that certain Senior Unsecured Revolving Credit Agreement dated as of June 28, 2002, among Borrower, Fleet National Bank, as administrative agent, and the Lenders defined therein, as amended from time to time.

      "Existing Environmental Matters" means those certain existing material environmental matters affecting portions of the Properties as identified on the separate certification of Borrower dated of even date herewith.

      "Existing Letters of Credit" means the letters of credit outstanding on the date hereof and described on Schedule 2.03, which includes certain letters of credit issued by Fleet National Bank under the Existing Credit Agreement.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

      "Fee Letters" means the letter agreement dated as of May 28, 2004, among Borrower, Administrative Agent and BAS and the letter agreement dated as of May 28, 2004, between Borrower, Wachovia and WCM.

      "Financial Covenants" means the covenants set forth in Sections 7.03(i), 7.04(a), 7.05, 7.09, 7.13, 7.14, 7.15, 7.16, and 7.17.

      "Financial Letters of Credit" means any letters of credit other than Performance Letters of Credit.

      "Finished Land Inventory" means, collectively, Developed Lots and Developed Parcels.

      "Finished Land Inventory Book Value" means, collectively, the sum of Developed Lot Book Value and Developed Parcel Book Value.

      "Fitch" means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.

      "Fixed Charges" mean, for any period, the sum of Interest Incurred and any regularly scheduled amortization payments on the Total Debt, but excluding (a) balloon payments, (b) interest on Tower Construction Loans covered by an interest reserve, and (c) amortization payments on CDD Obligations.

EXHIBIT 10.1

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fronting Fee" has the meaning specified in Section 2.03(k).

      "Fronting Fee Rate" means an amount equal to 0.125% per annum.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided that this definition of GAAP shall not include the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any

EXHIBIT 10.1

assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, each of the now or hereafter existing Subsidiaries of Borrower, other than Excluded Subsidiaries.

      "Hard Costs" means, with respect to any Tower Construction Project, Direct Costs less the book value of the land and the amount of any contingency reserve in the construction budget for such Tower Construction Projects.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Horizontal Improvements" means all utilities, including water and sewer, located on real property together with a dedicated roadway built in material compliance with applicable governmental regulations, all over rights-of-way dedicated to the applicable Governmental Authority and any private roadways otherwise built by the Property Owners in compliance with and permitted under all applicable Laws.

      "Housing Purchase Contract" means any legal, valid, binding and enforceable written agreement for the sale of individual Units, Tower Units, or Developed Lots to any bona-fide purchaser entered into by a Property Owner in the ordinary course of its business with customary terms and conditions and that provides for a cash down payment of not less than the greater of $5,000 or such amount that is customary in the local market.

      "Increasing Lender" has the meaning specified in Section 2.15.

      "Indebtedness" means, without duplication, with respect to any Person (other than any Person that would be included solely as a result of the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time)
(a) indebtedness or liability for borrowed money, including, without limitation, subordinated indebtedness; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services, provided, however, that Indebtedness shall not include obligations with respect to options to purchase real property that have not been exercised; (d) obligations as lessee under capital leases to the extent that the same would, in accordance with GAAP, appear as liabilities in such Person's

EXHIBIT 10.1

consolidated balance sheet; (e) current liabilities in respect of unfunded vested benefits under any Plans and incurred withdrawal liability under any Plan; (f) reimbursement obligations under letters of credit (including contingent obligations with respect to letters of credit not yet drawn upon);
(g) obligations under acceptance facilities; (h) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (i) obligations secured by any Liens (other than Customary Permitted Liens) on any property of such Person, whether or not the obligations have been assumed; (j) net liabilities under interest rate swap, exchange or cap agreements (valued as the termination value thereof, computed in accordance with a method approved by the International Swaps and Derivatives Association and agreed to by such Person in the applicable agreement); and (k) all Guarantees of such Person with respect to the foregoing. Indebtedness shall not include trade accounts payable and accruals incurred in the ordinary course of business and undrawn Performance Letters of Credit, payment and performance bonds and other performance obligations and guaranties with respect thereto. The amount of any condominium assurance bonds, as permitted by Section 7.01, shall be equal to the amount of Customer Deposit Liabilities in accordance with GAAP.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 11.04(b).

      "Indirect Costs" means, with respect to each Project, title insurance premiums, survey charges, engineering fees, architectural fees, real estate taxes, appraisal costs, commitment fees and interest payable under the related Indebtedness, premiums for other insurance, marketing, advertising and leasing costs, brokerage commissions, legal fees, accounting fees, construction inspector fees, permit and other governmental fees and charges, impact fees, utility access or connection fees, overhead and administrative costs, and all other expenses which are expenditures relating to such Project and are not Direct Costs.

      "Interest Expense" means, with respect to any period, the sum of (a) all charges for such period that are considered interest expense under generally accepted accounting principles including amortization of previously capitalized interest, plus (b) the portion of rent paid by Borrower and its subsidiaries, as determined in accordance with GAAP, (without duplication) for that fiscal period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, in each case determined in accordance with GAAP.

      "Interest Incurred" means, for any period, the total interest paid or accrued by Borrower and its subsidiaries, as determined in accordance with GAAP (including the interest component of any capital leases and excluding fees paid in connection with the closing under this Agreement or thereafter and excluding interest or fees payable under the Tower Construction Loans to the extent drawn under the Tower Construction Loans).

      "Interest Payment Date" means: (a) as to any Loan other than a Base Rate Loan and a Swing Line Loan, the last day of each Interest Period applicable to such Loan and the Maturity

EXHIBIT 10.1

Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan and any Swing Line Loan, the last Business Day of each calendar month during the term of this Agreement, commencing on August 31, 2004, and the Maturity Date.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date seven (7) days, fourteen (14) days, or one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

      (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Maturity Date.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance (other than advances with respect to accounts receivable made in the ordinary course of business on customary credit terms) or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or
(c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of calculating the Borrowing Base and covenant compliance, the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, and minus any return in cash of the original amount of such Investment, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment.

      "Investment Grade Rating" means that at least two of the three following Debt Ratings exist at the same time: (a) a Moody's Debt Rating of Baa3 or better; (b) a S & P Debt Rating of BBB- or better; and (c) a Fitch Debt Rating of BBB- or better.

      "IRS" means the United States Internal Revenue Service.

EXHIBIT 10.1

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and Borrower (or any Subsidiary or Joint Venture) or in favor of such L/C Issuer and relating to any such Letter of Credit.

      "Joint Venture" means any Person (other than a Subsidiary) in which Borrower or any other member of the Consolidated Group holds any stock (other than stock issued by a public company and purchased on a recognized stock exchange), partnership interest, joint venture interest, limited liability company interest or other equity interest.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuers" means Bank of America, in its individual capacity as a bank issuing Letters of Credit hereunder, and Wachovia, in its individual capacity as a bank issuing Letters of Credit hereunder, or any successor issuers of Letters of Credit hereunder, and "L/C Issuer" means any one of the L/C Issuers.

      "L/C Obligations" means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

EXHIBIT 10.1

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

      "Letter of Credit" means any Financial Letter of Credit or any Performance Letter of Credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any L/C Issuer.

      "Letter of Credit Expiration Date" means the date that is 364-days after the Maturity Date.

      "Letter of Credit Fee" has the meaning specified in Section 2.03(j).

      "Letter of Credit Sublimit" means an amount equal to $250,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Leverage Ratio" means, as of any date, the ratio of (a) Total Debt as of such date to (b) Adjusted Tangible Net Worth as of such date.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letters, and each of the Unconditional Guaranties.

      "Loan Parties" means, collectively, Borrower and each Guarantor.

      "Majority Lenders" means, as of any date of determination, Lenders having more than fifty percent (50%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such

EXHIBIT 10.1

Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Borrower or the Consolidated Group taken as a whole; (b) a material impairment of the ability of Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document to which it is a party.

      "Maturity Date" means the later of (a) August 12, 2008, and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to Section 2.14.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Net Income" means, for any period, the consolidated net income (or consolidated net deficit) of Borrower and its subsidiaries, determined in accordance with GAAP.

      "Net Sales Proceeds" means the gross sales price of each unreleased Tower Unit, cabana, or other appurtenance thereto less only Customary Closing Costs and the portion of the Escrow Deposits for such Tower Unit which are allowed to be used in accordance with applicable law to fund a portion of the Project Costs of the applicable improvements.

      "Net Worth" means, as of any date, the excess of Total Assets over Total Liabilities.

      "Non-Equity Clubs" means the amenities in which the members own a non-equity ownership stake.

      "Note" means a promissory note made by Borrower in favor of a Lender evidencing Committed Loans made by such Lender, and in the case of the Swing Line Lender, evidencing all Loans made by the Swing Line Lender, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

EXHIBIT 10.1

      "Organization Documents" means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

      "Participant" has the meaning specified in Section 11.06(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Performance Letter of Credit" means any letter of credit issued: (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; (b) in lieu of cash deposits, including, without limitation, to obtain a license, in place of a utility deposit, or for land option contracts; or (c) in lieu of other contract performance, including, without limitation, bid and performance bonds.

EXHIBIT 10.1

      "Permitted Liens" has the meaning specified in Section 7.02.

      "Permitted Mortgages" means the existing first in priority mortgages affecting portions of the Properties which are more particularly described on
Schedule 1.04.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Principals" means Alfred Hoffman, Jr., Don E. Ackerman, any spouse or immediate family member of either Alfred Hoffman, Jr. or Don E. Ackerman, or any trust or other entity Controlled by either Alfred Hoffman, Jr. or Don E. Ackerman, and "Principal" means any one of the Principals.

      "Project Costs" means, collectively, the sum of all Direct Costs and Indirect Costs that will be incurred by a Project Owner in connection with the acquisition of the applicable Property, the construction, equipping and completion of the Project, the marketing of space in the Project, and the operation and carrying of the Project through the Maturity Date.

      "Projects" means one or more of the properties, including, without limitation, communities, Tower Construction Projects, and single and multi-family developments, being owned and developed by one or more of the Property Owners from time to time.

      "Property" means the land including any improvements situated thereon (including, without limitation, all Developable Land, Amenities, Developed Lots, Developed Parcels and Units, Tower Units, completed or under construction) owned or acquired by a Property Owner from time to time.

      "Property Owners" means Borrower and such other members of the Consolidated Group as shall now or hereafter own Properties.

      "Rating Agency" means any of Moody's, S&P, or Fitch.

      "Register" has the meaning specified in Section 11.06(c).

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

EXHIBIT 10.1

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Equity Funds" means, collectively, the value of the Property before any construction of any improvements, free and clear of any Liens other than Permitted Liens.

      "Required Lenders" means, as of any date, Lenders having at least 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, Lenders holding in the aggregate at least 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or the general counsel of a Loan Party or any Person designated by a Responsible Officer to act on behalf of a Responsible Officer; provided that such designated Person may not designate any other Person to be a Responsible Officer. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Cash" means all cash of the Consolidated Group allocated for expenditure or Distribution or held as Customer Deposit Liabilities or otherwise characterized as a deposit (less that portion of Customer Deposit Liabilities used for construction costs).

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Senior Notes" means, as of any date of determination, such senior unsecured notes and such Senior Subordinated Notes having a maturity date of less than one year from such date of determination as may be issued by Borrower or any Subsidiary in offerings registered under the Securities Act of 1933 or issued in a transaction exempt under Rule144A as promulgated pursuant to the Securities Act of 1933 and in accordance with the provisions of Section 7.08, and any and all amendments, restatements, renewals, extensions, consolidations or other modifications thereof.

EXHIBIT 10.1

      "Senior Subordinated Notes" means, collectively, the Senior Subordinated Notes issued as of February 20, 2001 in the aggregate principal amount of $350,000,000 due February 15, 2011, the additional Senior Subordinated Notes issued as of April 24, 2002, in the aggregate principal amount of $200,000,000 due May 1, 2012, the additional Contingent Convertible Senior Subordinated Notes issued as of August 5, 2003, in the aggregate principal amount of $125,000,000 due August 5, 2023, the additional Senior Subordinated Notes issued as of September 29, 2003, in the aggregate principal amount of $125,000,000 due October 1, 2013, and any other issuances of senior subordinated notes in accordance with the requirements of Section 7.07, all as the same may be amended, restated, renewed, extended, consolidated, refinanced or otherwise modified in accordance with the requirements of Section 7.07.

      "Senior Unsecured Debt" means, as of any date, without duplication, (a) all unsecured indebtedness or liability for borrowed money (other than Subordinated Indebtedness) of the Consolidated Group, plus (b) all unsecured obligations (other than Subordinated Indebtedness) of the Consolidated Group evidenced by bonds, debentures, notes, or other similar instruments, plus (c) all unsecured obligations (other than Subordinated Indebtedness), in an amount determined by GAAP, of the Consolidated Group for the deferred purchase price of property; provided, however, that this clause (c) shall not include obligations of (i) the Consolidated Group with respect to options to purchase real property that have not been exercised, or (ii) any Person that would be included in the Consolidated Group solely as a result of the application of FASB Interpretation No. 46 or similar pronouncements issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time, plus (d) all unsecured reimbursement obligations with respect to drawn Financial Letters of Credit and Performance Letters of Credit and the face amount of all undrawn Financial Letters of Credit, in each case issued for the account of, or guaranteed by, any member of the Consolidated Group, plus (e) all Guarantees by any member of the Consolidated Group (without duplication) of the indebtedness or obligations described in clauses (a), (b),
(c) or (d) above.

      "Subordinated Indebtedness" means, as of any date, any Indebtedness of the Consolidated Group that is subordinated to the Obligations on terms and conditions reasonably acceptable to Administrative Agent, other than any Senior Subordinated Notes having a maturity date of less than one year from such date of determination.

      "Subsequent Lender" has the meaning specified in Section 2.15.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (except for joint ventures or similar arrangements which would not be considered a Subsidiary of such Person but for the application of FASB Interpretation No. 46 or similar pronouncements regarding consolidation issued by the Financial Accounting Standards Board in January, 2003, as such interpretations or pronouncements may be amended or modified from time to time) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise

EXHIBIT 10.1

specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower. This definition of Subsidiary, as it relates to the Consolidated Group, shall expressly exclude any not-for-profit golf clubs and common interest realty associations owned by any member of the Consolidated Group.

      "Sun City Center Lease Intangible" means the amount by which the value of the Kings Point Recreation operations which are part of the Amenities owned and operated by Sun City Center Golf Properties, Inc., a Delaware corporation, exceeds the related real estate assets associated with the Sun City Center lease.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Swing Line" means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

EXHIBIT 10.1

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Rate" means, with respect to any Swing Line Loan, the Daily Floating Eurodollar Rate plus the Applicable Rate plus 0.15%.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Tangible Net Worth" means, as of any date, the Net Worth less the net book value (after deducting reserves applicable thereto) of all of the intangible assets of Borrower and its subsidiaries, as determined in accordance with GAAP. Intangible assets shall be determined in accordance with GAAP and shall exclude all deferred financing costs, deferred tax assets, and the Sun City Center Lease Intangible.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Total Assets" means, as of any date, all consolidated assets of Borrower and its subsidiaries, determined in accordance with GAAP.

      "Total Debt" means, as of any date, the sum of all Indebtedness of Borrower and its subsidiaries, as determined in accordance with GAAP, including, without limitation or duplication, the Total Outstandings, Tower Construction Loans, Senior Notes, Senior Subordinated Notes and any purchase money loans, plus CDD Obligations plus Customer Deposit Liabilities as shown on Borrower's financial statements in accordance with GAAP, less Restricted Cash related to such Customer Deposit Liabilities.

      "Total Enterprise Value" means, with respect to any merger, consolidation or stock acquisition, the sum of the market value of the equity interests in the target entity acquired in such transaction, plus Indebtedness of the target entity acquired in such transaction, less Unrestricted Cash of the target entity acquired in such transaction.

      "Total Liabilities" means, as of any date, all consolidated liabilities of Borrower and its subsidiaries, as determined in accordance with GAAP, which are properly accounted for as such in accordance with GAAP.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Tower Completion Date" means, with respect to each Tower Construction Project, the date that at least thirty-five percent (35%) of the Tower Units subject to Housing Purchase Contracts have closed.

EXHIBIT 10.1

      "Tower Construction Lenders" means one or more of the Lenders or other financial institutions making Tower Construction Loans.

      "Tower Construction Loan Agreements" means the construction loan agreements evidencing the Tower Construction Loans, including, without limitation, the Consolidated, Amended and Restated Revolving Construction Loan Agreement dated as March 30, 2004, by and among Borrower and Bay Colony-Gateway, Inc., as borrowers, Fleet National Bank, as administrative agent, and the Lenders defined therein, and the Amended and Restated Construction Loan Agreement dated October 30, 2002, by and among Borrower, Wachovia, as Agent, and the Lenders defined therein.

      "Tower Construction Loans" means the loans made outside this Agreement for the purpose of financing the construction and development of Tower Construction Projects.

      "Tower Construction Projects" means the multi-family residential condominium projects having Hard Costs of $10,000,000 or more.

      "Tower Unit Costs" means the Developed Lot Book Value on which Tower Units (completed or under construction) are situated plus the cost of the construction of vertical improvements.

      "Tower Units" means the condominium units at the Tower Construction Projects, whether completed or under construction, held by Project Owner for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold.

      "Tower Unsold Unit" means a Tower Unit with respect to which construction has begun (measured by the commencement of the construction of vertical improvements beyond the foundation) and for which a Housing Purchase Contract has not been entered into (or has been entered into but has terminated).

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unconditional Guaranty" means the Unconditional Guaranty made by the Guarantors in favor of Administrative Agent and the Lenders, substantially in the form of Exhibit G.

      "Unentitled Land" means any land in which no improvements have been made and which requires appropriate approval, permitting and zoning under applicable Laws and regulations before the land may be developed.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

EXHIBIT 10.1

      "Unit Costs" means the Developed Lot Book Value on which Units (completed or under construction) are situated plus the cost of the construction of vertical improvements with respect thereto.

      "United States" and "U.S." mean the United States of America.

      "Units" means the single-family or multi-family residences, other than Tower Units, whether completed or under construction, owned and held by the Consolidated Group for sale in the ordinary course of business, and in which the rights of ownership and occupancy are to be sold other than on a time-sharing or periodic basis.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "Unrestricted Cash" means all cash of the Loan Parties which is not Restricted Cash.

      "Unsold Unit" means a Unit with respect to which construction has begun (measured by the commencement of the construction of vertical improvements beyond the foundation) and for which a Housing Purchase Contract has not been entered into.

      "Unused Fee" has the meaning specified in Section 2.09(a).

      "Wachovia" means Wachovia Bank, National Association and its successors.

      "WCM" means Wachovia Capital Markets, LLC and its successors

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified,

EXHIBIT 10.1

refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be

EXHIBIT 10.1

the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (a) the Total Outstandings shall not exceed the Available Loan Commitment, and (b) the sum of the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

      (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower's irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the Business Day of the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $50,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall

EXHIBIT 10.1

be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at Administrative Agent's Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

      (d) Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.

EXHIBIT 10.1

      2.03 LETTERS OF CREDIT.

      (a) The Letter of Credit Commitment.

            (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, to issue Letters of Credit, including Performance Letters of Credit, for the account of Borrower, its Subsidiaries, or the Joint Ventures and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower, its Subsidiaries, or the Joint Ventures and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the limitations set forth in the proviso of Section 2.01 shall not be exceeded, and (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof; provided that, subject to the terms and conditions hereof and relying on the representations and warranties herein set forth, Fleet National Bank agrees to continue outstanding until expiration each of the Existing Letters of Credit issued by it and to be an L/C Issuer solely with respect to such Existing Letters of Credit until the earlier of (A) consummation of the merger between Bank of America and Fleet National Bank, in which case Bank of America shall automatically become the L/C Issuer with respect to such Existing Letters of Credit and Fleet National Bank shall cease to be an L/C Issuer hereunder, and (B) the date of the expiration or cancellation of all Existing Letters of Credit issued by Fleet National Bank.

            (ii) No L/C Issuer shall issue any Letter of Credit, if:

                  (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                  (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

EXHIBIT 10.1

            (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate one or more policies of the applicable L/C Issuer;

                  (C) except as otherwise consented to by the applicable L/C
            Issuer, which consent shall not be unreasonably withheld, such Letter of Credit is in an initial stated amount less than $100,000;

                  (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (E) a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate such L/C Issuer's risk with respect to such Lender.

            (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

            (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

            (vi) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative

EXHIBIT 10.1

      Agent" as used in Article X included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

      (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

            (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to an L/C Issuer (with a copy to Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as L/C Issuer may require. Additionally, Borrower shall furnish to the applicable L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or Administrative Agent may require.

            (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such Letter of Credit Application from Borrower and, if not, such L/C Issuer will provide Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

EXHIBIT 10.1

            (iii) If Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or
      (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable L/C Issuer not to permit such extension.

            (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

      (c) Drawings and Reimbursements; Funding of Participations.

            (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, L/C Issuer who receives such notice shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by any L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), Borrower shall reimburse such L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse such L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
      Section 4.02 (other than the delivery of a Committed Loan

EXHIBIT 10.1

      Notice). Any notice given by an L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Administrative Agent for the account of the applicable L/C Issuer at Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to such L/C Issuer.

            (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Administrative Agent for the account of L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

            (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.

            (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against an L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

            (vi) If any Lender fails to make available to Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the

EXHIBIT 10.1

      foregoing provisions of this Section 2.03(c) by the time specified in
      Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of an L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

      (d) Repayment of Participations.

            (i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

            (ii) If any payment received by Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by an L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of Borrower to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

            (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

            (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

EXHIBIT 10.1

            (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

            (iv) any payment by any L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

            (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

      Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify the applicable L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or

EXHIBIT 10.1

such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. (i) Upon the request of Administrative Agent, if any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, on the Maturity Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 9.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to Administrative Agent, for the benefit of each L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Administrative Agent and each L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Administrative Agent, for the benefit of each L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by any L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

      (i) L/C Issuer Reporting Requirements. Each L/C Issuer shall, no later than last Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by Borrower to such L/C Issuer during such month pursuant to Section 2.03(k). Promptly after the receipt of such schedule from each L/C Issuer, Administrative Agent shall provide to Lenders a summary of such schedules.

      (j) Letter of Credit Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Performance Letter of Credit and each Financial Letter of Credit equal to the Applicable Rate for such Letter of Credit minus the Fronting Fee Rate for such Letter of

EXHIBIT 10.1

Credit (applied on a per diem basis) times the daily maximum amount available to be drawn under such Letter of Credit (including all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such increases have taken effect at such time). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

      (k) Fronting Fees and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee (the "Fronting Fee") for each Performance Letter of Credit and each Financial Letter of Credit equal to the Fronting Fee Rate times the daily maximum amount available to be drawn under such Letter of Credit (including all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such increases have taken effect at such time). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. The Fronting Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

      (l) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      (m) Letters of Credit Issued for Joint Ventures and Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Joint Venture or a Subsidiary, Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Joint Ventures or Subsidiaries inures to the benefit of Borrower, and that Borrower's business derives substantial benefits from the businesses of such Joint Ventures and Subsidiaries.

EXHIBIT 10.1

      2.04 SWING LINE LOANS.

      (a) The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, limitations set forth in the proviso of
Section 2.1 shall not be exceeded, and provided, further, that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.04, prepay under
Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

      (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower's irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Notice, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 4:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 5:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds.

      (c) Refinancing of Swing Line Loans.

            (i) During the existence of a Default or if any Swing Line Loan shall be outstanding for more than five (5) Business Days Swing Line Lender may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so

EXHIBIT 10.1

      request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Available Loan Commitments and the conditions set forth in Section
      4.02. Swing Line Lender shall furnish Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds for the account of Swing Line Lender at Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.

            (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

            (iii) If any Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

            (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence and continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in
      Section 4.02. No such funding of risk participations shall

EXHIBIT 10.1

      relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

      (d) Repayment of Participations.

            (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by Swing Line Lender.

            (ii) If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section
      11.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.

      (f) Payments Directly to Swing Line Lender. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Lender.

      2.05 PREPAYMENTS.

      (a) Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 12:00 noon (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by Borrower,

EXHIBIT 10.1

Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

      (b) Borrower may, upon notice to Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by Swing Line Lender and Administrative Agent not later than 3:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (c) If for any reason the Total Outstandings at any time exceed the Available Loan Commitment then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after prepayment in full of the Loans, the Total Outstandings exceed the Available Loan Commitment then in effect.

      2.06 TERMINATION OR REDUCTION OF COMMITMENTS. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07 REPAYMENT OF LOANS.

      (a) Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

      (b) Borrower shall repay each Swing Line Loan on the earlier to occur of
(i) the date five (5) Business Days after such Loan is made and (ii) the Maturity Date.

EXHIBIT 10.1

      2.08 INTEREST.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Swing Line Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

      (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

      (iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

      (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.09 FEES. In addition to certain fees described in subsections (j) and
(k) of Section 2.03:

      (a) Unused Fee. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, an unused fee (the "Unused Fee") equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The unused fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and

EXHIBIT 10.1

shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The unused fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

      (b) Other Fees.

            (i) Borrower shall pay to BAS, Administrative Agent, Wachovia, and WCM for their own respective accounts fees in the amounts and at the times specified in their respective Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

            (ii) Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.10 COMPUTATION OF INTEREST AND FEES. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.11 EVIDENCE OF DEBT.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or

EXHIBIT 10.1

records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

      2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

      (a) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, then such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Eurodollar Loans and prior to any Base Rate Committed Loans that such Lender will not make available to Administrative Agent such Lender's share of such Committed Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section
2.02 and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and
(B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice

EXHIBIT 10.1

to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

      (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or L/C Issuers, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

      A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 11.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the

EXHIBIT 10.1

aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

            (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

            (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

      2.14 EXTENSION OF MATURITY DATE.

      (a) Requests for Extension. Borrower may, by notice to Administrative Agent (who shall promptly notify the Lenders) (the "Extension Request Date") request at any time (but not more than once during any fiscal year of Borrower and at least one hundred twenty (120) days prior to the Maturity Date) that each Lender extend such Lender's Maturity Date (the "Existing Maturity Date") for an additional one (1) or two (2) years from the Existing Maturity Date (the "Requested Maturity Date"); provided that the Existing Maturity Date may not be extended by a period of more than four (4) years from the Existing Maturity Date.

      (b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to Administrative Agent given not later than the date (the "Notice Date") that is sixty (60) days after the Extension Request Date, advise Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a "Non-Extending Lender") shall notify Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice
Date) and any Lender that does not so advise Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

EXHIBIT 10.1

      (c) Notification by Administrative Agent. Administrative Agent shall notify Borrower of each Lender's determination under this Section 2.14 no later than the date five (5) days after the Notice Date (or, if such date is not a Business Day, on the next preceding Business Day).

      (d) Additional Commitment Lenders. Borrower shall have the right on or before the Existing Maturity Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment Lender") as provided in Section 11.13, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the Existing Maturity Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

      (e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date and the additional Commitments of the Additional Commitment Lenders shall be more than 66-2/3% of the Aggregate Commitments in effect immediately prior to the Existing Maturity Date, then, effective as of the Existing Maturity Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the Requested Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

      (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

            (i) no Default or Event of Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

            (ii) the representations and warranties contained in this Agreement are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

            (iii) on the Maturity Date of each Non-Extending Lender, Borrower shall prepay any Committed Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Committed Loans ratable with any revised Applicable Percentages of the respective Lenders effective as of such date; and

            (iv) pay to the Lenders (other than the Non-Extending Lenders) any extension fees agreed to by Borrower and such Lenders.

      (g) Conflicting Provisions. This Section shall supersede any provisions in
Section 2.13 or 11.01 to the contrary.

EXHIBIT 10.1

      2.15 INCREASE IN COMMITMENTS.

      (a) After the Closing Date, Administrative Agent may, from time to time upon five (5) Business Days prior notice by Borrower of a request to increase the Aggregate Commitments, increase the Aggregate Commitments by (x) admitting additional Lenders hereunder (each a "Subsequent Lender"), or (y) increasing the Commitment of any Lender (each an "Increasing Lender"), subject to the following conditions:

            (i) each Subsequent Lender is an Eligible Assignee;

            (ii) Borrower executes (A) a new Note payable to the order of a Subsequent Lender, if requested by such Subsequent Lender, or (B) a replacement Note payable to the order of an Increasing Lender, if requested by such Increasing Lender;

            (iii) each Subsequent Lender executes a signature page to this Agreement;

            (iv) after giving effect to the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, the Aggregate Commitments do not exceed $750,000,000 (less the amount of any previous reduction pursuant to Section 2.06);

            (v) each increase in the Aggregate Commitments shall be in the minimum amount of $5,000,000 or a greater integral multiple of $1,000,000;

            (vi) no admission of any Subsequent Lender shall increase the Commitment of any existing Lender without the consent of such existing Lender;

            (vii) no Lender shall be an Increasing Lender without the consent of such Lender; and

            (viii) no Default or Event of Default exists nor would occur after giving effect to such increase.

      (b) After the admission of any Subsequent Lender or the increase in the Commitment of any Increasing Lender, Administrative Agent shall promptly provide to each Lender a new Schedule 2.01 to this Agreement. In the event that there are any Loans outstanding after giving effect to an increase in the Aggregate Commitments pursuant to this Section 2.15, upon notice from Administrative Agent to each Lender, the amount of such Loans owing to each Lender shall be appropriately adjusted to reflect the new Applicable Percentages of the Lenders (in which case Borrower shall pay any amounts required under Section 3.05).

      (c) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 11.01 (other than Section 11.01(i)) to the contrary.

EXHIBIT 10.1

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 TAXES.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by Borrower. Borrower shall indemnify Administrative Agent, each Lender and each L/C Issuer, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender or L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or an L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Borrower or

EXHIBIT 10.1

Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.

      (f) Treatment of Certain Refunds. If Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, such Lender or L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or L/C Issuer in the event Administrative Agent, such Lender or L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender

EXHIBIT 10.1

or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

      3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

      3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan , or
(c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04 INCREASED COSTS; RESERVES ON EURODOLLAR RATE LOANS.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

EXHIBIT 10.1

            (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer); or

            (iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or L/C Issuer, Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any Lending Office of such Lender or such Lender's or L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or L/C Issuer's capital or on the capital of such Lender's or L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender's or L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or L/C Issuer's policies and the policies of such Lender's or L/C Issuer's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender's or L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten
(10) days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or L/C Issuer's right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the

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EXHIBIT 10.1

foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Reserves on Eurodollar Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least ten (10) days' prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

      3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

            (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

            (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

      For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

EXHIBIT 10.1

      3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender (x) shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, and (y) shall deliver to Administrative Agent and Borrower a calculation of any such compensation or additional amount, in reasonable detail. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, Borrower may replace such Lender in accordance with Section 11.13.

      3.07 SURVIVAL. All of Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing
      Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement and the
            Unconditional Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

                  (ii) a Note executed by Borrower in favor of each Lender
            requesting a Note;

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

EXHIBIT 10.1

                  (iii) such certificates of resolutions or other action,
            incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business require such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (v) a favorable opinion of Borrower's counsel, addressed to
            Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

                  (vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of
            Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
            (C) the current Debt Ratings, if any, and a calculation of the Leverage Ratio as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date; and (D) to the extent Borrower's Debt Rating is not Investment Grade as of the Closing Date, a Borrowing Base Report;

                  (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (ix) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated; and

                  (x) such other assurances, certificates, documents, consents or opinions as Administrative Agent, any L/C Issuer, Swing Line Lender or the Required Lenders reasonably may require.

EXHIBIT 10.1

            (b) Any fees required to be paid on or before the Closing Date shall have been paid.

            (c) Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

      Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

            (a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

            (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) Administrative Agent and, if applicable, an L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

      Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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EXHIBIT 10.1

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Administrative Agent and the Lenders that:

      5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. Each member of the Consolidated Group (a) is (i) in the case of Borrower, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) in the case of each other member of the Consolidated Group, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (a)(ii),
(b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

      5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any Law.

      5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

      5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

      5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT; SOLVENCY.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of Borrower and its subsidiaries, as

EXHIBIT 10.1

determined in accordance with GAAP, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

      (b) The unaudited consolidated balance sheet of the Consolidated Group dated March 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its subsidiaries, as determined in accordance with GAAP, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

      (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

      (d) Borrower (after giving effect to the transactions contemplated hereby), and the Consolidated Group on a consolidated basis, is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate funds for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

      5.06 LITIGATION. Except for the litigation described on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any member of the Consolidated Group or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) would reasonably be expected to be determined adversely to any member of the Consolidated Group, and, if so adversely determined, would (individually or collectively with other any action by or before any Governmental Authority) reasonably be expected to have a Material Adverse Effect.

      5.07 NO DEFAULT. No member of the Consolidated Group is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 OWNERSHIP OF PROPERTY; LIENS. Each member of the Consolidated Group has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.02.

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

EXHIBIT 10.1

      5.09 SECURED INDEBTEDNESS. No member of the Consolidated Group has any secured Indebtedness, other than Indebtedness permitted by the provisions contained in Section 7.01.

      5.10 INSURANCE. The Consolidated Group maintains insurance in compliance with Section 6.07.

      5.11 TAXES. The members of the Consolidated Group have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any member of the Consolidated Group that would, if made, reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

      5.12 ERISA COMPLIANCE.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13 SUBSIDIARIES; JOINT VENTURES. Borrower has no Subsidiaries other than those (i) specifically disclosed in Part (a) of Schedule 5.13 and (ii) those Subsidiaries that will be

EXHIBIT 10.1

disclosed in Part (a) of Schedule 5.13 as required by, and in compliance with,
Section 6.01(e). All of the Excluded Subsidiaries listed on Schedule 5.13 are Eligible Excluded Subsidiaries, except as set forth on Schedule 5.13. No member of the Consolidated Group owns or holds of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any corporations nor any legal and/or beneficial interests in any Joint Venture, except for (i) the Joint Ventures listed on Part (b) of Schedule 5.13, and (ii) the Joint Ventures that will be disclosed in Part (b) of Schedule 5.13 as required by, and in compliance with, Section 6.01(e). All of the Joint Ventures are Eligible Joint Ventures, except as set forth on Schedule 5.13

      5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

      (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty five percent (25%) of the value of the assets (either of Borrower only or of Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.06 or subject to any restriction contained in any agreement or instrument between Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 9.01(e) will be margin stock.

      (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary
(i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      5.15 DISCLOSURE. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 COMPLIANCE WITH LAWS.

      (a) The location, construction, occupancy, development, operation and use of the Properties comply in all material respects with the terms of all of the following encumbrances constituting Permitted Liens: all applicable regional impact plans and reports, all applicable restrictive covenants and deed restrictions and all applicable Laws. The Property Owners have obtained all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the use and operation of the Properties or any part thereof (the "Permits") as currently developed in accordance with all applicable Laws.

EXHIBIT 10.1

      (b) Borrower and each other member of the Consolidated Group is in compliance with all applicable Laws, except to the extent that failure to do so has had or would reasonably be expected to have a Material Adverse Effect.

      5.17 COMPLIANCE WITH ENVIRONMENTAL LAWS.

      (a) None of the Property Owners, nor any operator of the Properties or any operations thereon is in violation, or alleged violation, of any Environmental Laws, which violation would reasonably be expected to have a Material Adverse Affect. The separate certification from Borrower dated of even date herewith describes all of the Existing Environmental Matters. Each of the Property Owners shall take all actions necessary to comply with all compliance orders affecting the Properties and cause the Existing Environmental Matters to comply with all Environmental Laws.

      (b) Except for the Existing Environmental Matters, none of the Property Owners has received notice from any third party including, without limitation, any federal, state or local Governmental Authority: (i) that it has been identified by the United States Environmental Protection Agency (the "EPA") as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); or
(ii) that any Hazardous Materials which any Property Owner has generated, transported or disposed of has been found at any site at which a federal, state or local Governmental Authority or other third party has conducted or has ordered that any Property Owner conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any Property Owner is a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release or presence of Hazardous Substances.

      (c) Except for the Existing Environmental Matters: (i) no portion of the Properties has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Properties, except for underground tanks for fuel maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Property Owner or operators of its properties, no Hazardous Substances have been generated or are being used on the Properties except in accordance with applicable Environmental Laws; (iii) to the best of Borrower's knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any Properties of any Property Owner, which releases would reasonably be expected to have a material adverse effect on the value of the Properties taken as a whole; (iv) to the best knowledge of the Property Owners, there have been no releases on, upon, from or into any real property in the vicinity of any of the Properties which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a Material Adverse Effect on the value of, the Properties taken as a whole; and (v) to the best of Borrower's knowledge, any Hazardous Substances that have been generated on any of the Properties have been transported

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EXHIBIT 10.1

offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of Borrower, operating in compliance with such permits and applicable Environmental Laws.

      5.18 LOANS AS SENIOR INDEBTEDNESS. All Obligations of the Loan Parties to the Lenders are senior in right of payment to the Senior Subordinated Notes.

      5.19 LAWS PERTAINING TO LAND SALES. None of the Property Owners have received any notice that it is in violation of the Interstate Land Sales Full Disclosure Act (the "Interstate Land Sales Act"), the Florida Land Sales Practices Law (the "Florida Land Sales Law") or similar laws pertaining to land sales (including, without limitation, any laws pertaining to the sale of interests in timeshare units) in any state in which any Property Owner sells, transfers, manages, operates, develops or otherwise disposes of property, which violation would reasonably be expected to have a Material Adverse Effect.

      5.20 FISCAL YEAR. The Consolidated Group has a Fiscal Year ending December 31 of each calendar year.

      5.21 COMMON ENTERPRISE AND CONSIDERATION. The members of the Consolidated Group are collectively engaged in a common enterprise for the furtherance of the Core Businesses. Accordingly, the Loan Parties have received good and adequate consideration for the entering into the Loan Documents to which they are parties to. Furthermore, the members of the Consolidated Group agree that an advance to Borrower that is subsequently disbursed by Borrower to any members of the Consolidated Group for use by such entity shall benefit all of the other members of the Consolidated Group, even if the advance is based upon a Borrowing Base which includes assets of members of the Consolidated Group that do not receive the disbursement from Borrower. The members of the Consolidated Group agree that they will each receive good and adequate benefit from this common arrangement given the common enterprise of all of the foregoing as set forth above.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each member of the Consolidated Group to:

      6.01 FINANCIAL STATEMENTS AND OTHER REPORTS. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent:

            (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its subsidiaries, as determined in accordance with GAAP, as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and

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      cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Administrative Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its subsidiaries, as determined in accordance with GAAP, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of Borrower and its subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

            (c) on or before March 31 of each year, a two (2) year projected balance sheet, income statement, cash flow statement and compliance with the Financial Covenants; and

            (d) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Borrower, updates to Schedules 5.13 (upon the deliveries of such updates, Schedule
      5.13 shall be automatically updated, without any further consent from Administrative Agent or the Lenders) to the extent that such Schedule is not accurate or complete as of the last day of such fiscal quarter.

      As to any information contained in materials furnished pursuant to Section 6.02(d), Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02 CERTIFICATES; OTHER INFORMATION. Deliver to Administrative Agent, in form and detail satisfactory to Administrative Agent:

            (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the Financial Covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;

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EXHIBIT 10.1

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, and the Compliance Certificate delivered concurrently with the financial statements referred to in Section 6.01(a) shall include, among other things, a calculation of the covenant set forth in Section 8.02(f);

            (c) promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

            (d) within five (5) days after the same are available, copies of each of the following documents of Borrower not otherwise required to be delivered to Administrative Agent pursuant to this Agreement:

                  (i) proxy statements and annual reports to shareholders;

                  (ii) annual reports on Form 10-K;

                  (iii) quarterly reports on Form 10-Q; and

                  (iv) each current report on Form 8-K (other than current
            reports on Form 8-K relating only to "Other Events" under Item 5 of Form 8-K or other items defined as "Other Events" as may be assigned in the future) and transaction statements on Schedule TO, 13D or 13E-3 that Borrower may file under the Securities Exchange Act of 1934;

            (e) promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any formal investigation or other formal inquiries not in the ordinary course by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

            (f) a Borrowing Base Report in such form and at such times specified in Section 8.01; and

            (g) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

      Documents required to be delivered pursuant to Section 6.01 or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Borrower posts such documents, or provides a link thereto on Borrower's website

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EXHIBIT 10.1

on the Internet at the website address listed on Schedule 11.02; or (b) on which such documents are posted on Borrower's behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to Administrative Agent. Except for such Compliance Certificates, Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Borrower hereby acknowledges that (a) Administrative Agent and/or the Arrangers will make available to the Lenders and each L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, the "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all the Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," Borrower shall be deemed to have authorized Administrative Agent, the Arrangers, L/C Issuers and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws; (y) all the Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 NOTICES. Promptly notify Administrative Agent:

            (a) of the occurrence of any Default;

            (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material

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      development in, any material litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental
      Laws;

            (c) of the occurrence of any ERISA Event;

            (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary; and

            (e) of any announcement by Moody's, S&P, or Fitch of any change or possible change in a Debt Rating.

      Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

      6.06 MAINTENANCE OF PROPERTIES. Preserve and maintain the Properties in good order, repair and condition, and shall promptly restore damage from casualty or condemnation, which condemnation or casualty would reasonably be expected to have a Material Adverse Effect, and shall not permit or commit waste on the Properties and shall cause each and every part of the Properties to comply in all material respects with all applicable Laws, and any lawful private restrictions or other requirements or provisions relating to the development, operation, maintenance or use of the Properties, including, without limitation, the terms and provisions of any mortgages or other agreements or instruments constituting Permitted Liens. Other than in the ordinary course of the Core Businesses, no portion of the Properties shall be removed, demolished or altered in any material manner, which materially diminishes the value of the Properties taken as a whole without the prior written consent of Administrative Agent. Upon any

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EXHIBIT 10.1

casualty, condemnation, removal, demolition, or such alteration, the portion of any such affected Properties shall be removed from the Borrowing Base.

      6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurers not Affiliates of Borrower insurance with respect to its properties and business against such casualties and contingencies, including windstorm and flood insurance and terrorism insurance (to the extent terrorism insurance is available on a commercially reasonable basis), as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. Borrower shall furnish to Administrative Agent certificates or other evidence satisfactory to Administrative Agent of compliance with the foregoing insurance provision. The Consolidated Group shall at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to the Consolidated Group, the Properties or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Properties. To the extent any insurance coverage required by this Section 6.07 is cancelled or otherwise terminated through no fault of Borrower or any other member of the Consolidated Group, Borrower shall have a commercially reasonable time to replace such insurance coverage provided Borrower proceeds with diligence to replace such coverage

      6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws, including, without limitation, all Environmental Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

      6.09 BOOKS AND RECORDS. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be.

      6.10 INSPECTION RIGHTS. Upon the reasonable request of Administrative Agent, allow Administrative Agent and any Lender that accompanies Administrative Agent and their representatives to inspect any of their properties, to review reports, files, and other records maintained in the ordinary course of the Core Businesses, from time to time, during reasonable business hours; provided that unless an Event of Default has occurred and is continuing and except in the case of Administrative Agent and its representatives, such inspections shall be at each Lender's sole cost and expense

      6.11 USE OF PROCEEDS. Use the proceeds of the Loans and Letters of Credit solely for to provide working capital needs for the Core Businesses in a manner consistent with the provisions of this Agreement and other general corporate purposes, including the acquisitions and Investments permitted under Sections 7.03, 7.04, and 7.05.

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EXHIBIT 10.1

      6.12 ADDITIONAL GUARANTORS. Notify Administrative Agent at the time that any Person becomes a Subsidiary, unless such Subsidiary is an Excluded Subsidiary, and promptly thereafter (and in any event within forty-five (45) days), cause such Subsidiary, unless such Subsidiary is an Excluded Subsidiary, to become a Guarantor, by executing and delivering to Administrative Agent a counterpart of the Unconditional Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, all in form, content and scope reasonably satisfactory to Administrative Agent.

      6.13 INTANGIBLE, RECORDING AND STAMP TAX. Promptly pay all Florida intangible taxes or documentary stamp taxes assessed against the Consolidated Group, Administrative Agent or any of Lenders as a result of this Agreement or any document related hereto, if any. Borrower agrees to promptly provide stamped original receipts of such payments to Administrative Agent.

      6.14 FURTHER ASSURANCES. At any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Administrative Agent, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any member of the Consolidated Group to, directly or indirectly:

      7.01 PERMITTED SECURED INDEBTEDNESS. Incur or permit to exist or remain outstanding any Indebtedness that is secured by any Lien (other than Customary Permitted Lien) to any Person; provided, however, that the Consolidated Group may incur or permit to exist or remain outstanding:

            (a) Indebtedness of any Loan Party arising under this Agreement or the other Loan Documents;

            (b) Indebtedness in the respect of taxes, assessments, governmental charges, and claims for labor, materials or supplies, to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings, and an adequate reserve has been established therefor and is maintained in accordance with GAAP;

            (c) Tower Construction Loans, subject to the requirements of Section 8.02;

            (d) non-recourse purchase money Indebtedness, subject to the restrictions set forth in Section 7.02(l);

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EXHIBIT 10.1

            (e) Indebtedness assumed in connection with the acquisition of an asset or Indebtedness of a Person, in either case, existing at the time such asset or Person is acquired by, or merged or consolidated with or into, any member of the Consolidated Group (and refinancings, refundings, renewals, extensions, and replacements of such Indebtedness that do not increase the outstanding principal amount thereof at the time of such refinancing, refunding, renewal, extension, or replacement), so long as
      (i) such Indebtedness was not incurred in contemplation of such acquisition, merger, or consolidation, and (ii) no Default or Event of Default then exists or arises as a result thereof;

            (f) Indebtedness of Financial Resources Group, Inc., a Subsidiary of Borrower, not to exceed $100,000,000 at any time; and

            (g) Indebtedness of the type described in clause (a) or clause (b) of the definition of "Indebtedness" and not otherwise permitted in clauses
      (a) through (f) above, secured by a Permitted Lien, in an aggregate amount not to exceed $100,000,000 at any time.

      7.02 PERMITTED LIENS. Create or permit to exist any Lien on any of its property except for the following by a member of the Consolidated Group where designated (the "Permitted Liens"):

            (a) Liens and other encumbrances arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments or government charges in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with GAAP, or taxes and assessments which are not due and delinquent;

            (b) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens and Liens imposed by law, created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

            (c) pledges or deposits made in connection with workmen's compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits;

            (d) the Permitted Mortgages;

            (e) equipment leases or other operating leases in the ordinary course of business;

            (f) impact Liens required by applicable Governmental Authorities;

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EXHIBIT 10.1

            (g) Liens with respect to CDD Obligations;

            (h) easements and restrictions of record customary in with any of the Core Businesses;

            (i) restrictions and easements in connection with an acquisition permitted under Section 7.05 as to a member of the Consolidated Group;

            (j) Liens in favor of Administrative Agent and the Lenders under or pursuant to this Agreement;

            (k) Liens securing Indebtedness permitted under Section 7.01(c);

            (l) Liens securing Indebtedness permitted under Section 7.01(d); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed one hundred percent (100%) of cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

            (m) Liens securing Indebtedness permitted under Section 7.01(e); provided that such Liens exist at the time the relevant asset or Person is acquired by, or merged or consolidated with, the applicable member of the Consolidated Group;

            (n) Liens with respect to the Indebtedness allowed under Section 7.01(f);

            (o) Liens with respect to recourse purchase money Indebtedness; and

            (p) Liens approved in writing by Administrative Agent securing Indebtedness of Borrower which shall be approved so long as such Liens secure such Indebtedness and the Obligations on a pari passu basis in a manner reasonably acceptable to Administrative Agent.

      7.03 INVESTMENTS. Make any Investments (other than in Property or Indebtedness secured by Property consistent with the Core Business and subject to Section 7.05), except:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

            (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

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EXHIBIT 10.1

            (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of banks organized under the laws of the United States of America or any state thereof having total assets in excess of $100,000,000;

            (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less that "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's Corporation;

            (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, inc. or by Standard & Poor's Corporation at not less than "AA" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

            (f) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing Sections
      7.03 (a), (b) or (e) with banks described in the foregoing Section 7.03(c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

            (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing Sections 7.03(a) through (f) and have total assets in excess of $50,000,000;

            (h) Investments in Subsidiaries (other than Excluded Subsidiaries), subject to Section 7.04;

            (i) Investments in existing or new Joint Ventures and Excluded Subsidiaries, the aggregate amount of which, when added to the aggregate amount of any Guarantees of the Indebtedness of such Joint Ventures and Excluded Subsidiaries permitted by Section 7.01 above, shall not exceed thirty percent (30%) of Adjusted Tangible Net Worth at any time;

            (j) Investments of a character not otherwise specified in this
      Section 7.03(i), the value of which shall not exceed five percent (5%) of Adjusted Tangible Net Worth; and

            (k) Investments in the ordinary course of business for the management and operation of hotels; provided that such Investments in an aggregate amount shall not exceed at any time ten percent (10%) of Adjusted Tangible Net Worth.

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EXHIBIT 10.1

      7.04 FUNDAMENTAL CHANGES.

            (a) Without the prior written approval of the Majority Lenders, none of the Consolidated Group will at any time merge or consolidate with or into any Person, except for the following: (i) Subsidiaries of Borrower may merge into Borrower or another Subsidiary of Borrower; and (ii) a merger, consolidation or stock or asset acquisition in the ordinary course of Borrower's Core Businesses, provided that the aggregate Total Enterprise Value of any such transactions shall not exceed twenty-five percent (25%) of Total Assets calculated at the time of each such transaction. Borrower shall provide thirty (30) days prior notice to Administrative Agent of any proposed permitted merger hereunder and shall cause the Consolidated Group to execute such documents as Administrative Agent may request in order to continue the effectiveness of this Agreement and the other Loan Documents.

            (b) Create a Subsidiary other than a Subsidiary to conduct its Core Businesses (including Investments permitted under Section 7.03). Any new Subsidiary shall automatically become a member of the Consolidated Group and Borrower shall cause such new Subsidiary that is not an Excluded Subsidiary, to execute and deliver to Administrative Agent an Unconditional Guaranty the extent required by Section 6.12. Such Subsidiary shall also be included as a Property Owner as appropriate and shall enter into such other documents or instruments as Administrative Agent may request in order to cause such Subsidiary to comply with the provisions of this Agreement, including the provisions of Section 6.12. The Subsidiaries formed by a member of the Consolidated Group for homeowners' associations may be owned in part by the homeowners in the applicable community and with respect to Amenities, in part by the owners of memberships in Equity Clubs.

      7.05 ACQUISITIONS.

            (a) Developable Land. Acquire additional Developable Land during any period in which Borrower's Debt Rating is not Investment Grade, unless the following conditions are continuously complied with:

                  (i) the Consolidated Group is then and will immediately after such acquisition be in compliance with all covenants contained in this Agreement;

                  (ii) the Property meets the requirements to constitute
            Developable Land;

                  (iii) no Default or Event of Default exists or would occur upon such acquisition; and

                  (iv) the aggregate net book value (including capitalized
            interest and overhead) of all Properties (excluding Amenities, Units and Tower Units) not subject to a purchase contract, less the balance of applicable CDD Obligations, is less than one hundred fifty percent (150%) of Adjusted Tangible Net Worth.

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EXHIBIT 10.1

            (b) Unentitled Land. Acquire additional Unentitled Land during any period in which Borrower's Debt Rating is not Investment Grade, unless that the conditions in Sections 7.05(a)(i) and (iii) are continuously complied with and the aggregate book value (including all acquisition costs) of all Unentitled Land after giving effect to such acquisition does not exceed fifteen percent (15%) of Adjusted Tangible Net Worth.

      7.06 TRANSACTIONS WITH AFFILIATES. Enter into any agreement to pay any fees, wages, salary, bonus, commission, contributions to benefit plans or any other compensation for goods or services or otherwise enter into any other agreement or arrangement with its Affiliates or to or for the benefit of any Person who is a director or officer of the Consolidated Group or any of its Affiliates or who has, or any of whose Affiliates has, a beneficial interest in the capital stock or partnership interests of any of the Consolidated Group or any of its Affiliates, except in the ordinary course of and pursuant to the reasonable requirements of such member's business and upon terms and conditions materially no more favorable than those such member would be willing to enter into with an unaffiliated third party; provided that the following transactions shall not be prohibited by this Section 7.06: (i) any transaction, in one transaction or a series of related transactions, having a value of $500,000 or less; and (ii) transactions otherwise permitted by this Agreement; and (iii) Borrower's Employee Homesite Purchase Policy. At the request of Administrative Agent, Borrower shall provide computations and evidence of compliance with this
Section 7.06.

      7.07 SENIOR SUBORDINATED NOTES AND SUBORDINATED INDEBTEDNESS.

      (a) Issue additional Senior Subordinated Notes, unless the following conditions are satisfied in connection with each such issuance:

            (i) no Default or Event of Default shall have occurred and be continuing;

            (ii) the maturity date of any issuance of Senior Subordinated Notes must extend at least one hundred seventy-nine (179) days beyond the Maturity Date of this Agreement;

            (iii) the provisions pursuant to which such Senior Subordinated Notes are subordinate to the Obligations shall be acceptable to Administrative Agent in the exercise of its sole discretion, and shall include, without limitation, standstill and payment blockage requirements on the holders of such Senior Subordinated Notes for a period of at least one hundred seventy-nine (179) days following a Default or Event of Default hereunder, as more particularly described in the indentures with respect to the Senior Subordinated Notes outstanding on the Closing Date;

            (iv) the covenants contained in any indenture or other agreement relating to such Senior Subordinated Notes must be less restrictive than the covenants contained in this Agreement;

            (v) such Senior Subordinated Notes must be unsecured; and

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EXHIBIT 10.1

            (vi) the outstanding principal amount of any such Senior Subordinated Notes having a maturity date of less than one year from the date of the determination must be covered by the Borrowing Base as indicated in the definition of "Borrowing Base Availability" in Section
      1.01 above.

      (b) Without the prior written consent of the Required Lenders:

            (i) repay, prepay, purchase, redeem or otherwise acquire any Senior Subordinated Notes or any other Subordinated Indebtedness, provided, however, that nothing contained in this Section 7.07 shall prevent any member of the Consolidated Group from (A) making regularly scheduled payments of principal and interest on any Senior Subordinated Notes or any other Subordinated Indebtedness if no Default or Event of Default exists and the payments would not cause a Default or Event of Default to occur, or (B) prepaying or repurchasing any Senior Subordinated Notes or any other Subordinated Indebtedness if no Default or Event of Default exists and the payments would not cause a Default or Event of Default to occur; or

            (ii) other than in connection with the action permitted in clause
      (i) above, permit the modification, waiver or amendment of any of the terms of any Senior Subordinated Notes, except for modifications, waivers or amendments that do not (x) increase the interest rate, fees or other charges provided for therein or change the maturity date or any other scheduled date for repayment of principal of such Senior Subordinated Notes, (y) change the subordination provisions of such Senior Subordinated Notes or (z) impose upon any member of the Consolidated Group any obligation or limitation that, in the reasonable judgment of Administrative Agent, is, in any material respect, more burdensome or restrictive than those currently provided for in this Agreement; or

            (iii) other than in connection with the action permitted in clause
      (i) above, permit (whether or not within the control of a member of the Consolidated Group) the modification, waiver, or amendment of, or release of any parties to, any subordination agreement or subordination provisions contained in any indenture with respect to any Senior Subordinated Notes.

      7.08 SENIOR NOTES.

      (a) Issue any Senior Notes, unless the following covenants are satisfied in connection with each such issuance:

            (i) no Default or Event of Default shall have occurred and be continuing;

            (ii) the payment of the Senior Notes shall rank pari passu with payment of the Obligations;

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EXHIBIT 10.1

            (iii) the covenants contained in any indenture or other agreement relating to the Senior Notes must not be more restrictive than the covenants contained in this Agreement;

            (iv) the outstanding principal amount of the Senior Notes must be covered by the Borrowing Base at all times as indicated in the definition of "Borrowing Base Availability" in Section 1.01 above; and

            (v) the Senior Notes must be unsecured.

      (b) Permit the modification, waiver or amendment of any of the terms of any Senior Notes, except for modifications, waivers or amendments that do not contravene clauses (a)(ii), (a)(iii), (a)(iv), or (a)(v) above.

      7.09 PERMITTED DISTRIBUTIONS. Make any Distributions; provided that Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person; provided further that if no Default or Events of Default has occurred and is continuing or would occur and be continuing as a result thereof, Borrower may make Distributions in an amount not to exceed (i) $100,000,000 plus, (ii) fifty percent (50%) of the sum of (A) the Net Income of all members of the Consolidated Group on a consolidated basis from March 31, 2004, minus (B) the amount of any Distributions previously made under this
Section 7.09 since the Closing Date. In the event that the Financial Statements for any Fiscal Year disclose that Borrower did not qualify for any Distribution that has been previously made, then the amount of subsequent Distributions under this Section 7.09 shall be decreased accordingly.

      7.10 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from any of the Core Businesses.

      7.11 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

      7.12 NO OTHER NEGATIVE PLEDGE. Covenant or otherwise agree with any Person (other than the Lenders and Administrative Agent pursuant to this Agreement), whether in connection with obtaining or modifying credit accommodations from such Person, or incurring other Indebtedness, or otherwise, to keep its unencumbered assets free of any or all Liens.

      7.13 SENIOR UNSECURED DEBT. Permit, at any time during which Borrower does not have an Investment Grade Debt Rating, (a) the Total Outstandings to exceed the Borrowing Base Availability or (b) the Borrowing Base Availability to be less than zero (0).

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EXHIBIT 10.1

      7.14 MINIMUM ADJUSTED TANGIBLE NET WORTH. Permit the Adjusted Tangible Net Worth determined as of the end of any fiscal quarter of Borrower to be less than the sum of the following:

            (a) an amount equal to $715,834,000; plus

            (b) an amount equal to fifty (50%) of the Net Income earned after March 31, 2004; plus

            (c) an amount equal to fifty (50%) of the aggregate proceeds of Equity Offerings (net of equity substituted from proceeds of new equity) after the Closing Date.

      7.15 LEVERAGE RATIO. Permit the Leverage Ratio determined as of the end of any fiscal quarter of Borrower to be greater than 2.25 to 1.0.

      7.16 EBITDA TO FIXED CHARGES. Permit the ratio of EBITDA to Fixed Charges to be less than 2.0 to 1.0. Compliance with this covenant shall be calculated on a rolling four (4) quarter basis and shall be tested as of the last day of each fiscal quarter of Borrower.

      7.17 UNSOLD UNITS OR TOWER UNSOLD UNITS IN PRODUCTION. Permit, at any time during which Borrower does not have an Investment Grade Debt Rating, the number of Unsold Units financed under this Agreement and Tower Unsold Units financed under this Agreement as of the end of any fiscal quarter of Borrower to exceed thirty five percent (35%) of the aggregate number of such Unit and Tower Unit sales for the immediately preceding four (4) fiscal quarters of Borrower.

                                  ARTICLE VIII.
            BORROWING BASE AND FINANCING TOWER CONSTRUCTION PROJECTS

      8.01 BORROWING BASE. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and cause each member of the Consolidated Group to, represent, warrant and covenant as follows:

            (a) The Loan Parties are the owners of all assets eligible for inclusion in the Borrowing Base, including, without limitation, Unrestricted Cash, Tower Construction Projects, Developable Land, Units, Tower Units, Finished Land Inventory, Eligible Joint Ventures, Eligible Excluded Subsidiaries and the Amenities the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any Lien (other than Customary Permitted Liens) thereon; and

            (b) One of the Loan Parties is the owner of each Developed Lot, Developed Parcel, Tower Unit, Tower Construction Project, and Unit, the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any Lien (other than Customary Permitted Liens) thereon, nor sell, assign, transfer or create or suffer to

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EXHIBIT 10.1

      exist any Lien (other than Customary Permitted Liens) in any Housing Purchase Contract or other right constituting proceeds thereof to or in favor of any other Person.

      For the purpose of computing the Borrowing Base, Borrower shall furnish to Administrative Agent information with such specificity as Administrative Agent shall from time to time require in the form of Exhibit D (the "Borrowing Base Report"), or in such other form and substance and at such times, in each case, as may be reasonably requested by Administrative Agent, including a certificate signed by a Responsible Officer of Borrower showing a calculation of the Borrowing Base (attaching all documentation used in such calculations). If the sum of (i) the Total Outstandings plus (ii) the outstanding principal balance of the Senior Notes is greater than or equal to sixty percent (60%) of the Borrowing Base, such information shall be provided to Administrative Agent monthly within forty-five (45) days of the last day of the immediately preceding month; and if the sum of (i) the Total Outstandings plus (ii) the outstanding principal balance of the Senior Notes is less than sixty percent (60%) of the Borrowing Base, such information shall be provided to Administrative Agent quarterly within forty-five (45) days of the immediately preceding quarter end.

      8.02 COMMENCEMENT AND FINANCING OF TOWER CONSTRUCTION PROJECTS. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and cause each member of the Consolidated Group to, comply with all of the following:

            (a) Multi-family residential condominium projects having Hard Costs of less than $10,000,000 and developed in the ordinary course of Borrower's business may be financed under this Agreement.

            (b) Borrower shall have the option to finance under this Agreement any Tower Construction Projects the Hard Costs of which are equal to or greater than $10,000,000 but less than $25,000,000 upon satisfaction of the requirements contained in Section 8.02(d)(i).

            (c) Borrower shall have the option to finance under this Agreement any Tower Construction Projects the Hard Costs of which are equal to or greater than $25,000,000 upon satisfaction of the requirements contained in Sections 8.02(d)(i) and (ii).

            (d) With respect to any Tower Construction Projects financed outside this Agreement, no member of the Consolidated Group shall use any proceeds of the Loans or Letters of Credit or any of its funds to construct vertical improvements beyond the foundation for such a Tower Construction Project until such member of the Consolidated Group has complied with the conditions of this Section 8.02(d). Borrower acknowledges the desire of Bank of America and certain of the other Lenders (individually or in any combination) to provide the Tower Construction Loans. Prior to construction of vertical improvements at any such Tower Construction Project beyond the foundation of any such Tower Construction Project, the following conditions must be satisfied:

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EXHIBIT 10.1

                  (i) All governmental approvals as required from time to time shall have been obtained and issued;

                  (ii) Borrower shall have entered into a construction contract with a financially sound and reputable bonded contractor;

                  (iii) Borrower shall have entered into Housing Purchase
            Contracts for Tower Units which produce proceeds from sales (net of selling expenses and Customer Deposit Liabilities used for construction costs) in excess of seventy five percent (75%) of the Construction Loan Amount;

                  (iv) Loan documents for Tower Construction Loan must not
            provide for the following: (1) cross default to this Agreement or any other Loan Document, whether directly or indirectly; or (2) financial covenants which are more restrictive than the Financial Covenants contained in this Agreement; and

                  (v) Borrower shall have closed a Tower Construction Loan
            (either with one or more of the Lenders or some other lender) not in excess of eighty (80%) of the sum of (x) the total cost of the aggregate Tower Construction Projects being financed (including the book value of the land and interest and soft costs) minus (y) the Customer Deposit Liabilities deposited or to be deposited with respect to such Tower Construction Projects.

            (e) Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, no member of the Consolidated Group shall modify any provisions of any documents evidencing or securing any of the Tower Construction Loans or enter into new agreements with respect thereto which would (i) grant additional collateral with respect thereto; (ii) increase the amount of any Tower Construction Loans by more than five percent (5%) of the sum of the original commitment under such Tower Construction Loan plus any contemplated increases in the original commitment as set forth in the applicable Construction Loan Agreement, if any; or (iii) otherwise materially adversely impact the Loans. Borrower shall promptly provide to Administrative Agent copies of all proposed modifications, amendments, restatements, extensions, renewals and clarifications of any documents evidencing or securing any of such Tower Construction Loans and copies of notices of default or events of default with respect thereto.

            (f) With respect to any Tower Construction Projects financed under this Agreement, no member of the Consolidated Group shall construct vertical improvements beyond the foundation for such a Tower Construction Project, if the aggregate Net Sales Proceeds of the Tower Units subject to Housing Purchase Contracts (but not yet closed) are less than ninety percent (90%) of the Adjusted Project Costs. Compliance with this covenant shall be tested in connection with the addition of a proposed Tower Construction Project to be financed pursuant to Section 8.02(b) or (c).

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EXHIBIT 10.1

                                   ARTICLE IX.
                         EVENTS OF DEFAULT AND REMEDIES

      9.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. Borrower fails to pay (i) as of the due date thereof, any amount of principal of any Loan or any L/C Borrowing; provided that to the extent such failure is caused by an error or omission of an administrative or operational nature and funds are available on such due date to enable Borrower to make such payment, then such failure shall not constitute an Event of Default unless such failure continues for three (3) Business Days after such due date, or (ii) within three (3) Business Days from the due date stated on the applicable invoice delivered by Administrative Agent to Borrower for any Unused Fees, any interest on any Loan, any interest on any L/C Borrowing, any Letter of Credit Fee or any other fee or amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. (i) Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, or 6.03, or Sections 7.08, 7.09, 7.13, 7.14, 7.15, 7.16, 7.17, or Section 8.02(f), and such failure continues unremedied for thirty (30) days after the date such failure occurred, or (ii) any Guarantor fails to perform or observe any term, covenant or agreement contained in Section 1 of the Unconditional Guaranty; or

      (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of the date a Responsible Officer of Borrower has knowledge of such failure or written notice thereof to Borrower from Administrative Agent or any Lender; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default. (i) Any member of the Consolidated Group (A) fails to make any payment when due (after giving effect to the expiration of any applicable grace periods) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased,

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EXHIBIT 10.1

prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the any member of the Consolidated Group is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the $10,000,000; provided that any non-recourse purchase money loans and any non-recourse loans to Joint Ventures shall be excluded from this Section 9.01(e); or

      (f) Insolvency Proceedings, Etc. Any member of the Consolidated Group institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or any member of the Consolidated Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing; or

      (g) Inability to Pay Debts; Attachment. (i) Any member of the Consolidated Group becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Consolidated Group, taken as a whole, and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

      (h) Judgments. There is entered against any member of the Consolidated Group (i) a final judgment or order for the payment of money in an aggregate amount exceeding the $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay

EXHIBIT 10.1

when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

      (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

      (k) Default under Tower Construction Loan. An event of default shall have been declared by any Tower Construction Lender and be continuing under such Tower Construction Lender's Tower Construction Loan Agreement beyond any applicable cure period; or

      (l) Indictment. Borrower or any Property Owner shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets which would reasonably be expected to result in a Material Adverse Effect; or

      (m) Default under Notes. An event of default occurs and is continuing under any of the Senior Subordinated Notes or the Senior Notes; or

      (n) Change of Control. There occurs any Change of Control.

      9.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing unremedied, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

            (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

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

EXHIBIT 10.1

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

      9.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under
Article III) payable to Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to Administrative Agent for the account of each L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

      Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

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EXHIBIT 10.1

                                   ARTICLE X.
                              ADMINISTRATIVE AGENT

      10.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and L/C Issuers, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      10.02 RIGHTS AS A LENDER. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      10.03 EXCULPATORY PROVISIONS. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative
Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

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EXHIBIT 10.1

      Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower, a Lender or an L/C Issuer.

      Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

      10.04 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      10.05 DELEGATION OF DUTIES. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      10.06 RESIGNATION OF ADMINISTRATIVE AGENT. Administrative Agent may at any time give notice of its resignation to the Lenders, L/C Issuers and Borrower. Upon receipt of any

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EXHIBIT 10.1

such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      10.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or

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EXHIBIT 10.1

based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      10.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent, a Lender or an L/C Issuer hereunder.

      10.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, L/C Issuers and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, L/C Issuers and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, L/C Issuers and Administrative Agent under Sections 2.03(j) and (k), 2.09 and 11.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuers, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.09 and 11.04.

      Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      10.10 GUARANTY MATTERS. The Lenders and L/C Issuers irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Guarantor from its

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

EXHIBIT 10.1

obligations under the Unconditional Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or becomes an Excluded Subsidiary or a Joint Venture.

      Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent's authority to release any Guarantor from its obligations under the Unconditional Guaranty pursuant to this
Section 10.10.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      11.01 AMENDMENTS, ETC. Unless expressly stated otherwise herein, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

            (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

            (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest or Letter of Credit Fees at the Default Rate;

            (e) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (f) change any provision of this Section or the definitions of "Required Lenders" or "Majority Lenders" or any other provision hereof specifying the number or

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

EXHIBIT 10.1

      percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

            (g) release all or substantially all of the Guarantors from the Unconditional Guaranty without the written consent of each Lender;

            (h) change, waive, suspend or modify the provisions and requirements of Sections 6.01, 6.02, 6.03, 6.05, 6.06, 6.07, 6.08, 6.09, 6.10, 6.13,
      Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, and 7.09, and
      Section 8.02 without the written consent of the Majority Lenders; or

            (i) increase the Aggregate Commitments above the amount set forth
      Section 2.15(b)(iv).

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      11.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to Borrower, Administrative Agent, any L/C Issuer or Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

            (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

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EXHIBIT 10.1

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or L/C Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) Change of Address, Etc. Each of Borrower, Administrative Agent, L/C Issuers and Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, each L/C Issuer and Swing Line Lender.

      (d) Reliance by Administrative Agent, L/C Issuers and Lenders. Administrative Agent, L/C Issuers, and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

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

EXHIBIT 10.1

      11.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, any L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

      (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or any L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or any L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) Indemnification by Borrower. Borrower shall indemnify Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related

EXHIBIT 10.1

in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) or any L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

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

EXHIBIT 10.1

      11.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, any L/C Issuer or any Lender, or Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      11.06 SUCCESSORS AND ASSIGNS.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that:

            (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the

EXHIBIT 10.1

      Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

            (iii) any assignment of a Commitment must be approved by Administrative Agent, each L/C Issuer and Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

            (iv) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a

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Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and each L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from Administrative Agent a copy of the Register.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Eligible Participant (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the Lenders and L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to clauses (a) through (g) of Sections 11.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 and
Section 11.13 as though it were a Lender.

      (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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EXHIBIT 10.1

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Resignation by an L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America or Wachovia assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America or Wachovia, as applicable, may, (i) upon thirty (30) days' notice to Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon thirty (30) days' notice to Borrower, resign as Swing Line Lender (with respect to Bank of America). In the event of any such resignation as an L/C Issuer or Swing Line Lender (with respect to Bank of America), Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of (A) Bank of America as an L/C Issuer or Swing Line Lender, as the case may be or (B) Wachovia as an Swing Line Lender. If Bank of America or Wachovia shall resign as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         11.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of Administrative Agent, the Lenders and L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or

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prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or
(h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.

      For purposes of this Section, "Information" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information but no less than a reasonable standard of care.

      11.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      11.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or

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EXHIBIT 10.1

unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      11.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      11.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      11.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) Borrower shall have paid to Administrative Agent the assignment fee specified in Section 11.06(b);

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EXHIBIT 10.1

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

            (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d) such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

      11.14 GOVERNING LAW; JURISDICTION; ETC.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      (b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (AS SUCH TERM IS DEFINED IN THIS AGREEMENT), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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EXHIBIT 10.1

      (c) WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      11.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

      11.17 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

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EXHIBIT 10.1

      11.18 TERMINATION OF EXISTING CREDIT AGREEMENT. On the Closing Date, the Total Commitments under and as defined in the Existing Credit Agreement shall terminate, and each of Fleet National Bank, as Lead Agent under and as defined in the Existing Credit Agreements, and the Lenders that are party to the Existing Credit Agreement hereby waive advance notice of such termination.

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